EXHIBIT 99.1

Quanterix Appoints Vandana Sriram as Chief Financial Officer

Billerica, Mass. – August 9, 2023 — Quanterix Corporation (NASDAQ: QTRX), a company fueling scientific discovery and breakthrough diagnostics through ultrasensitive biomarker detection, today announced that it has appointed Vandana Sriram, CPA, as Chief Financial Officer (CFO), effective August 21, 2023. Sriram replaces Michael Doyle, who has served as the Company’s CFO since July 2021. As previously announced, Mike will transition to the role of Executive Director, Finance, focusing on strategic growth programs until his retirement in March 2024.

“Vandana is experienced in developing and executing strategic roadmaps and financial plans to foster growth opportunities,” said Masoud Toloue, CEO at Quanterix. “The executive team and I are thrilled to welcome her as a partner to further strengthen our current market position and build robust scale. I would like to thank Mike for his guidance and partnership over the last year as we kicked off and continue to successfully execute a major corporate transformation. I expect a smooth transition between Mike and Vandana, and I look forward to them working together into 2024.”

Sriram is a global senior executive with more than 20 years of diversified experience supporting the growth of high-tech manufacturing industries through financial strategy and transformation. Most recently, Sriram served as Senior Vice President of Global Finance at Azenta Life Sciences where she was responsible for the Controllership, FP&A, and segment CFO activities as a member of the leadership team. She was instrumental in the separation of Azenta and Brooks Automation, and the subsequent deployment of capital to three acquisitions within eight months and management of their integration processes. Prior to Azenta, Sriram served as Senior Executive and Head of FP&A for GE Aviation, a leading provider of commercial and military jet engines and components. While there, she led overall financial planning and drove simplification of financial processes and operating rhythms during a highly dynamic COVID downturn period. Throughout her career with GE spanning over 20 years, and at Azenta for two years, she has partnered with operating teams to drive engagement and accountability on financial performance, resulting in more focused operational actions and outcomes.

“I look forward to applying my career experience in financial management and business strategy to a company that is driving innovation in medicine and breaking new ground in the field of scientific research,” said Sriram. “I have great respect for the market momentum Quanterix has created through its Simoa technology for breakthrough discovery in research and clinical applications, and I look forward to building on this foundation for continued growth.”

Sriram brings global experience to Quanterix through her previous roles at GE Additive in Germany, GE Global Growth Organization MENAT (Middle East, North Africa and Turkey) in Dubai, GE Capital India and Arthur Andersen in New Delhi. She is a Chartered Accountant from the Institute of Chartered Accountants of India. Sriram also graduated from the GE Experience Financial Leadership Program and is a registered CPA.

To learn more about Quanterix, visit: www.quanterix.com/about.

About Quanterix

From discovery to diagnostics, Quanterix’s ultrasensitive biomarker detection is fueling breakthroughs only made possible through its unparalleled sensitivity and flexibility. The Company’s Simoa® technology has delivered the gold standard for earlier biomarker detection in blood, serum or plasma, with the ability to quantify proteins that are far lower than the Limit of Quantification (LoQ) of conventional analog methods. Its industry-leading precision instruments, digital immunoassay technology and CLIA-certified Accelerator laboratory have supported research that advances disease understanding and management in neurology, oncology, immunology, cardiology and infectious disease. Quanterix has been a trusted partner of the scientific community for nearly two decades, powering research published in more than 2,000 peer-reviewed journals. Find additional information about the Billerica, Massachusetts-based company at https://www.quanterix.com or follow us on Twitter and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements in this news release are based on Quanterix’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Factors that may cause Quanterix’s actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Quanterix’s filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” sections contained therein. Except as required by law, Quanterix assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Media Contact:

Maya Nimnicht, PAN Communications

(510) 334-6273

pan.quanterix@pancomm.com

Investor Relations Contact:

Ed Joyce, Quanterix

(610) 306-9917

ejoyce@quanterix.com